Impreso Reports Results for FY2005

COPPELL, TX -- 12/15/2005 -- Impreso, Inc. (NASDAQ: ZCOM), which through its subsidiaries is involved in (1) the manufacture and distribution of paper and film hard copy imaging products for commercial and home office applications; (2) the development of eCommerce initiatives; (3) the natural spring bottled water business, today announced sales and earnings for FY2005.

Net sales for the fiscal year ended August 31, 2005, decreased to $77.7 million, compared with net sales of $104 million in the previous fiscal year. Net income decreased to a loss of $2.9 million, or $(0.55) per share, compared with net income of $1 million, or $0.19 per share, in FY 2004, and $618,000, or $0.12 per share, in FY 2003. Gross profits decreased to $4.2 million in FY2005, versus gross profits of $13.7 million in the prior-year period.

For the three months ended August 31, 2005, the Company reported a net loss of $366,000 or $(0.07) per share, on net sales of $19.3 million. These results compared with a net loss of $65,000, or $(0.01) per share, and net sales of $26 million, in the corresponding period of the prior year.

"This year our Company's net income declined materially, as we felt the impact of the losses of sales of continuous computer forms to significant customers in the beginning of Fiscal 2005," commented Marshall Sorokwasz, President and Chief Executive Officer of Impreso, Inc. "In response to these losses, the Company implemented a cost reduction savings plan, and was successful in achieving many of the planned steps, such as selling real estate, reducing inventory, and other cost cutting measures. However, unanticipated escalating freight and fuel costs partially offset some of the potential gain from the plan in the Fiscal 2005 year. In the first quarters of the year ending August 31, 2006, we are introducing revised freight policies to recapture these expenses."

"For the first time in our Company's 30 year history, sales of continuous computer forms comprised less than 50% of our revenue in the Fiscal 2005," continued Mr. Sorokwasz. "The engineering roll and small point of purchase rolls market have had excellent growth in the past few years, and are now our largest hard copy imaging product categories.

"In Fiscal 2005, we had begun to build bottled water inventory at our five plant locations, when the multiple natural disasters in late Fiscal 2005 placed a great demand on our bottled water products. While the Company benefited during these disasters with increased water sales, the loss of sales of hard copy imaging products in the affected areas and escalating freight costs in the United States, materially affected results of operations in Fiscal 2005," concluded Mr. Sorokwasz.

About Impreso, Inc.

Impreso, Inc. is a holding company for TST/Impreso, Inc. HotSheet.com, Inc., and Alexa Springs, Inc. TST/Impreso, Inc. is a manufacturer and distributor of hard copy imaging products for commercial and home use in domestic and international markets. HotSheet.com, Inc. primarily owns HotSheet.com, a single-page, online Internet directory with categorized links to premier web destinations. Alexa Springs, Inc. is a natural spring water bottler. The Company's website domains are www.hotsheet.com, www.alexasprings.com, www.impreso.com, and www.tstimpreso.com.

Impreso, Inc. is headquartered in Coppell, Texas, and its common stock trades on the Nasdaq Capital Market under the symbol "ZCOM."

This press release may include statements that constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, paper prices and raw material costs, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                      IMPRESO, INC. & SUBSIDIARIES

                  CONSOLIDATED STATEMENT OF OPERATIONS
                              (UNAUDITED)

                                              Three Months Ended August 31,
                                                    2005          2004
                                                ------------  ------------

Net sales                                      $  19,292,466  $ 26,024,469
Cost of sales                                     17,748,261    22,223,657
                                                ------------  ------------

        Gross profit                               1,544,205     3,800,812

Gain on sale of assets                              (409,780)            -
Embezzlement recovery                               (253,313)            -
Selling, general and administrative expenses       2,457,839     3,705,937

        Operating (loss) income                     (250,541)       94,875
                                                ------------  ------------

Other expenses (income):
         Interest expense                            339,891       207,204
          Extinguishment of debt                           -             -
           Other expense (income), net               147,510       (44,687)
                                                ------------  ------------
           Total other expenses                      487,401       162,517
                                                ------------  ------------

(Loss) income  before income tax expense            (737,942)      (67,642)
                                                ------------  ------------

Income tax (benefit) expense:
          Current                                    508,853       312,642
          Deferred                                  (880,168)     (315,601)
                                                ------------  ------------
           Total income tax (benefit) expense       (371,315)       (2,959)
                                                ------------  ------------

Net (loss) income                               $   (366,627) $    (64,683)
                                                ============  ============

Net (loss) income  per common share             $      (0.07) $      (0.01)
  (basic and diluted)                           ============  ============

Weighted average shares outstanding (basic)        5,278,780     5,278,780
                                                ============  ============

                      IMPRESO, INC. & SUBSIDIARIES

                  CONSOLIDATED STATEMENT OF OPERATIONS

                                                  Years ended August 31,
                                                    2005          2004
                                                ------------  ------------

Net sales                                       $ 77,727,971  $103,989,229
Cost of sales                                     73,551,166    90,283,782
                                                ------------  ------------

  Gross profit                                     4,176,805    13,705,447

Gain on sale of assets                              (554,374)            -
Embezzlement recovery                               (290,840)            -
Selling, general and administrative expense        9,055,980    10,879,310
                                                ------------  ------------

  Operating (loss) income                         (4,033,961)    2,826,137
                                                ------------  ------------

Other expenses (income):
  Interest expense                                 1,240,794     1,083,289
   Extinguishment of debt                           (489,645)            -
  Other expense (income), net                       (279,156)       54,682
                                                ------------  ------------

  Total other expense                                471,993     1,137,971
                                                ------------  ------------

(Loss) income before income tax expense          (4,505,954)     1,688,166
                                                ------------  ------------

Income tax (benefit) expense:
          Current                                 (1,120,348)    1,177,802
          Deferred                                  (476,278)     (503,231)
                                                ------------  ------------
          Total income tax (benefit) expense      (1,596,626)      674,571
                                                ------------  ------------

Net (loss) income                               $ (2,909,328) $  1,013,595
                                                ============  ============

Net (loss) income per common share
  (basic and diluted)                           $      (0.55) $       0.19
                                                ============  ============

Weighted average shares outstanding (basic)        5,292,780     5,292,780
                                                ============  ============

For further information, please contact:

Marshall Sorokwasz
(972) 462-0100 (ext. 1103)

Or

Tammy Yahiel
General Counsel
(972) 462-0100 (ext. 1117)
yahiel@tstimpreso.com